SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2017 the Company announced that Hamish A. Dodds has been elected to the Board of Directors of the Company.

Hamish A. Dodds served as President and Chief Executive Officer for Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries, from 2004 until 2017. Mr. Dodds previously served as the Chief Executive Officer of CabCorp, a fully integrated beverage company in Central America, and as division president for PepsiCo Beverages covering South America, Central America, and the Caribbean. Mr. Dodds is a fellow member of the Institute of Charter Management Accountants and has served in a variety of general management and financial positions for PepsiCo, The Burton Group (now Arcadia Group) in the United Kingdom, and Overseas Containers, Ltd. Mr. Dodds serves on the board of directors of Pier 1 Imports, Inc. Mr. Dodds has served on our Board of Directors since April 2017. He brings substantial international, retail, consumer goods, and hospitality experience to our Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 6, 2017	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary